Exhibit 99.1
PRESS RELEASE
551 Fifth Avenue
Suite 300
New York, NY 10176

Contact:
Investors & Analysts:	David Farwell	Media:	Tony Mitchell
	(415) 733-4040		(212) 297-9828
	dfarwell@abm.com		tony.mitchell@abm.com
For Immediate Release
ABM INDUSTRIES ANNOUNCES FIRST QUARTER FISCAL 2009 FINANCIAL RESULTS

Company Reports Record First Quarter
Improves Guidance
Declares Quarterly Dividend
NEW YORK, NY — March 2, 2009 — ABM Industries Incorporated (NYSE:ABM) today reported revenues for the first quarter of fiscal year 2009 of $887.5 million compared to first quarter fiscal year 2008 revenues of $887.8 million. Net income for the first quarter of fiscal year 2009 was $14.2 million, or $0.28 per diluted share, a 123% increase over $6.4 million, or $0.13 per diluted share, in the year-ago quarter. Net income for the first quarter of fiscal year 2009 was the highest first quarter net income in the Company’s history.
Income from continuing operations for the first quarter of fiscal year 2009 was $14.8 million, or $0.29 per diluted share, an increase of 135% compared to $6.3 million, or $.0.13 per diluted share, in the first quarter of fiscal year 2008. Adjusted income from continuing operations, which excludes items affecting comparability, increased 63% to $13.0 million, or $0.25 per diluted share, for the first quarter of fiscal year 2009 compared to $8.0 million, or $0.16 per diluted share, in the first quarter of fiscal year 2008. Items affecting comparability showed, in total, a net gain of $1.8 million after tax, or $0.04 per diluted share, from the $5.8 million after tax benefit of a settlement with a former third-party administrator of workers’ compensation claims, partially offset by $4.0 million after tax of costs relating to corporate initiatives which are expected to conclude by the end of 2009. Both income from continuing operations and adjusted income from continuing operations were the highest first quarter totals ever recorded by the Company. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
Operating profit for the first quarter of fiscal year 2009 increased to $26.0 million, up 73% over the first quarter of fiscal year 2008 operating profit of $15.0 million. First quarter of fiscal year 2009 operating profit also was the highest recorded by the Company for the first quarter.

“We are very pleased with the strength of our performance, particularly given the pressures on our customer base in this economy,” said Henrik Slipsager, president and chief executive officer of ABM Industries. “While our revenues continue to be affected by the weak economic climate, our earnings remain strong as we further improve our operating efficiencies and profitability through aggressive cost containment, synergies from the OneSource acquisition and eliminating less profitable business. As a result, all of our core businesses — janitorial, engineering, parking and security — grew their operating profits compared to the year-ago quarter, and the integration of OneSource continues to drive profitability.”
The Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability) for the first quarter of fiscal year 2009 was $30.3 million, 27% higher than first quarter of fiscal year 2008 adjusted EBITDA of $23.8 million. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
Net cash provided by operating activities for the first quarter of fiscal year 2009 was $26.1 million compared to net cash used of $24.9 million in the year-ago quarter, representing a net improvement of $51 million. Additionally, the Company reduced its net debt by $14 million in the first quarter of fiscal year 2009 compared to the fourth quarter of fiscal year 2008.
The Company also announced that the Board of Directors has declared a first quarter cash dividend of $0.13 per common share payable on May 4, 2009 to stockholders of record on April 9, 2009. This will be ABM’s 172nd consecutive quarterly cash dividend.
Guidance
In light of first quarter results, the Company is improving its guidance for the first half of fiscal year 2009. The Company now expects income from continuing operations per diluted share in the range of $0.48 to $0.52 for the first half of fiscal year 2009 and, for the same period, adjusted income from continuing operations per diluted share in the range of $0.52 to $0.56. Full-year estimates remain difficult, given the challenging and uncertain market environment. The Company’s estimate for the full fiscal year 2009 is income from continuing operations per diluted share in the range of $1.10 to $1.20 and adjusted income from continuing operations per diluted share, for the same period, in the range of $1.25 to $1.35. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
Conference Call
On Tuesday, March 3, 2009, at 9:00 a.m. (EST), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik C. Slipsager, and Executive Vice President and Chief Financial Officer James S. Lusk. The webcast will be accessible at: http://investor.shareholder.com/media/eventdetail.cfm?eventid=66149&CompanyID=ABM&e=1&mediaKey=C3DA5 A2F31A40959E5A7664D2A8BEF5D. (Due to its length, this URL may need to be copied/pasted into your Internet browser’s address field. Remove the extra space if one exists.)
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complementary audio software that might be required.
Following the call, the webcast will be available on the Company’s website at this URL for a period of four weeks following the call.

In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877-856-1965 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 888-203-1112, and then entering ID #5227241.
Conference Call Presentation
In connection with the conference call to discuss earnings (see above), a slide presentation related to earnings and operations will be available at the Company’s website at www.abm.com, and can be accessed through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.
About ABM Industries
ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is among the leading providers of facility services in the United States. With fiscal 2008 revenues in excess of $3.6 billion and more than 101,000 employees, ABM provides janitorial, parking, security and engineering services for thousands of commercial, industrial, institutional and retail facilities across the United States, Puerto Rico and British Columbia, Canada. ABM’s business services include ABM Janitorial Services; ABM Engineering Services; ABM Facility Services; Ampco System Parking; and ABM Security Services.
Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. In addition, the financial results reported in this release continue to be subject to adjustment until filing of the Company’s quarterly report on Form 10-Q for the quarter ended January 31, 2009. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These factors include but are not limited to: (1) a slowdown in the Company’s acquisition activity, diversion of management focus from operations as a result of acquisitions or failure to timely realize anticipated cost savings and synergies from acquisitions; (2) functional delays and resource constraints related to the Company’s transition to new information technology systems; (3) unanticipated costs associated with the transition of certain IT services from IBM to third-party vendors or associated with providing those services internally, and service disruptions or the failure or delay of certain projects relating to the Company’s IT platforms and systems occasioned by such transition; (4) resource constraints relating to the support of multiple concurrent projects or the inability to complete certain projects on schedule; (5) disruption in functions affected by the transition to Shared Services Centers; (6) the inability to collect accounts receivable retained by the Company in connection with the sale of its lighting business; (7) changes in estimated claims or in the frequency or severity of claims against the Company, deterioration in claims management, cancellation or non-renewal of the Company’s primary insurance policies or changes in the Company’s customers’ insurance needs; (8) increase in debt service requirements; (9) further declines in commercial office building occupancy and rental rates relating to a deepening of the current recession; (10) the inability of customers to access the credit markets impacting the Company’s ability to collect receivables; (11) labor disputes leading to a loss of sales or expense variations; (12) loss of long-term customers or financial difficulties or bankruptcy of a major customer or multiple customers; (13) intense competition that lowers revenue or reduces margins; (14) an increase in costs that the Company cannot pass on to customers; (15) natural disasters or acts of terrorism that disrupt the Company in providing services; (16) events or circumstances that may result in impairment of goodwill recognized on the OneSource or other acquisitions; (17) significant accounting and other control costs that reduce the Company’s profitability; and (18) the unfavorable outcome in one or more of the several class and representative action lawsuits alleging various wage and hour claims. Other issues and uncertainties may include: unanticipated adverse jury determinations, judicial rulings or other developments in litigation to which the Company is subject, new accounting pronouncements or changes in accounting policies, changes in U.S. immigration law that raise the Company’s administration costs, labor shortages that adversely affect the Company’s ability to employ entry level personnel, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers, a reduction or revocation of the Company’s line of credit that increases interest expense and the cost of capital; and the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K/A and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
To supplement ABM’s consolidated financial information, we have presented first quarter income from continuing operations for fiscal years 2009 and 2008 and guidance for the first half and full year of fiscal year 2009, as adjusted for items impacting comparability. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, we have presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the first quarter of fiscal years 2009 and 2008. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
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Financial Schedules
(In thousands, except per share data)

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	January 31,	October 31,
	2009	2008
	(UNAUDITED)
Assets
Cash and cash equivalents	$11,962	$710
Trade accounts receivable, net	500,094	473,263
Current assets of discontinued operations	17,004	34,508
Prepaid expenses and other	71,782	69,125
Deferred income taxes, net	53,995	57,463

Total current assets	654,837	635,069
Non-current assets of discontinued operations	10,546	11,205
Deferred income taxes, net	90,199	88,704
Insurance recoverables	66,600	66,600
Other non-current assets	72,433	70,286
Investments in auction rate securities	18,891	19,031
Property, plant and equipment, net	61,654	61,067
Other intangible assets, net	59,358	62,179
Goodwill	537,119	535,772

Total assets	$1,571,637	$1,549,913

Liabilities
Trade accounts payable	$84,788	$70,034
Accrued liabilities
Taxes — other than income	25,213	20,270
Other	259,319	258,678
Income taxes payable	565	2,025
Current liabilities of discontinued operations	5,429	10,082

Total current liabilities	375,314	361,089
Line of credit	227,000	230,000
Insurance claims	261,482	261,885
Other non-current liabilities	54,430	52,888

Total liabilities	918,226	905,862

Stockholders’ Equity	653,411	644,051

Total liabilities and stockholders’ equity	$1,571,637	$1,549,913

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Quarter Ended January 31,
	2009	2008

Net cash provided by (used in) continuing operating activities	13,460	(23,061)
Net cash provided by (used in) discontinued operating activities	12,619	(1,880)

Net cash provided by (used in) operating activities	$26,079	$(24,941)

Net cash used in continuing investing activities	(5,649)	(419,273)
Net cash used in discontinued investing activities	—	(9)

Net cash used in investing activities	$(5,649)	$(419,282)

Proceeds from exercises of stock options (including income tax benefit)	463	1,524
Dividends paid	(6,641)	(6,260)
Borrowings from line of credit	173,000	316,000
Repayment of borrowings from line of credit	(176,000)	—

Net cash provided by (used in) financing activities	$(9,178)	$311,264

CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Quarter Ended January 31,		Increase
	2009	2008	(Decrease)

Revenues	$887,472	$887,792	0.0%
Expenses
Operating	787,268	803,953	-2.1%
Selling, general and administrative	71,387	66,442	7.4%
Amortization of intangible assets	2,823	2,381	18.6%

Total expenses	861,478	872,776	-1.3%

Operating profit	25,994	15,016	73.1%
Interest expense	1,668	4,610	-63.8%

Income from continuing operations before income taxes	24,326	10,406	133.8%
Provision for income taxes	9,571	4,139	131.2%

Income from continuing operations	14,755	6,267	135.4%
Income (loss) from discontinued operations	(538)	97	—

Net Income	$14,217	$6,364	123.4%

Net Income Per Common Share — Basic
Income from continuing operations	$0.29	$0.13	123.1%
Income (loss) from discontinued operations	(0.01)	—	—

	$0.28	$0.13	115.4%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.29	$0.13	123.1%
Income (loss) from discontinued operations	(0.01)	—	—

	$0.28	$0.13	115.4%

Average Common And Common Equivalent Shares
Basic	51,110	50,113
Diluted	51,470	50,911

Dividends Declared Per Common Share	$0.130	$0.125

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Quarter Ended January 31,		Increase
	2009	2008	(Decrease)

Revenues
Janitorial	$608,420	$606,045	0.4%
Parking	115,669	118,011	(2.0)%
Security	85,583	80,941	5.7%
Engineering	77,216	81,815	(5.6)%
Corporate	584	980	(40.4)%

	$887,472	$887,792	(0.0)%

Operating Profit
Janitorial	$32,311	$20,942	54.3%
Parking	4,142	3,889	6.5%
Security	1,794	1,392	28.9%
Engineering	4,666	3,526	32.3%
Corporate	(16,919)	(14,733)	14.8%

Operating profit	25,994	15,016	73.1%
Interest expense	(1,668)	(4,610)	(63.8)%

Income from continuing operations before income taxes	$24,326	$10,406	133.8%

ABM Industries Incorporated
Reconciliations of Non-GAAP Financial Measures
(Unaudited)
(in millions, except per share data)

	Quarter ended January 31,
	2009	2008
Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted Income from Continuing Operations	$13.0	$8.0

Items Impacting Comparability

Corporate Initiatives	(6.6)	(2.8)
Third-Party Administrator Legal Settlement	9.6	—

Total Items Impacting Comparability	3.0	(2.8)
Income Taxes (Expense) Benefit	(1.2)	1.1

Items Impacting Comparability, net of taxes	1.8	(1.7)

Income from Continuing Operations	$14.8	$6.3

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$30.3	$23.8

Items Impacting Comparability	3.0	(2.8)
Discontinued Operations	(0.5)	0.1
Income Tax	(9.6)	(4.1)
Interest Expense	(1.7)	(4.6)
Depreciation and Amortization	(7.3)	(6.0)

Net Income	$14.2	$6.4

Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share

Adjusted Income from Continuing Operations per Diluted Share	$0.25	$0.16

Items Impacting Comparability, net of taxes	0.04	(0.03)

Income from Continuing Operations per Diluted Share	$0.29	$0.13

Diluted Shares	51.5	50.9

ABM Industries Incorporated
Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to
Income from Continuing Operations per Diluted Share for the Six Months Ending April 30, 2009
and the year ending October 31, 2009

	Six months Ending April 30, 2009
	2009 Low Estimate	2009 High Estimate
	(per diluted share)
Adjusted Income from Continuing Operations per Diluted Share	$0.52	$0.56

Adjustments to Continuing Operations (a)	(0.04)	(0.04)

Income from Continuing Operations per Diluted Share	$0.48	$0.52

(a)	The adjustment to continuing operations includes: (i) costs associated with the implementation of a new payroll and human resources information system, the upgrade of the Company’s accounting system, the completion of the corporate move from San Francisco, the integration costs associated with OneSource aggregating ($0.15) per share, offset by (ii) the positive settlement with a former third-party administrator of workers’ compensation claims in the amount of $0.11 per share. The adjusted estimate is ($0.04.)

	Year Ending October 31, 2009
	2009 Low Estimate	2009 High Estimate
	(per diluted share)
Adjusted Income from Continuing Operations per Diluted Share	$1.25	$1.35

Adjustments to Continuing Operations (a)	(0.15)	(0.15)

Income from Continuing Operations per Diluted Share	$1.10	$1.20

(a)	The adjustment to continuing operations includes: (i) costs associated with the implementation of a new payroll and human resources information system, the upgrade of the Company’s accounting system, the completion of the corporate move from San Francisco, the integration costs associated with OneSource aggregating ($0.26) per share, offset by (ii) the positive settlement with a former third-party administrator of workers’ compensation claims in the amount of $0.11 per share. The adjusted estimate is ($0.15.)